Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 21, 2024, with respect to the consolidated financial statements of Realty Income Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG, LLP

San Diego, California

November 25, 2024